Exhibit 99.1

OPGEN ANNOUNCES PRICING OF $10.0 MILLION PUBLIC OFFERING

GAITHERSBURG, Md.  (July 13, 2017) – OpGen, Inc. (NASDAQ:OPGN) announces the pricing of a public offering of an aggregate of 25,000,000 units. Each unit is comprised of one share of common stock (or common stock equivalent) and one common warrant to purchase one share of common stock. The units are being offered at a price of $0.40 per unit.

Each common warrant has an exercise price of $0.425 per share, is exercisable immediately and will expire five years from the date of issuance. The shares of common stock (or common stock equivalent) and the accompanying common warrants included in the units can only be purchased together in this offering but will be issued separately.  This offering is expected to close on or about July 18, 2017, subject to customary closing conditions.

H.C. Wainwright & Co., is acting as the exclusive placement agent for the offering.

The gross proceeds of the offering are expected to be approximately $10.0 million, prior to deducting placement agent fees and other estimated offering expenses.  The Company intends to use the net proceeds of this offering for general corporate purposes, including working capital and product development, particularly development of our one- to three-hour antibiotic resistance diagnostic product and repayment of all outstanding bridge financing notes.

A registration statement on Form S-1 relating to these securities was declared effective by the Securities and Exchange Commission (SEC) on July 12, 2017. The offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus relating to the offering, when available, may be obtained for free by visiting the SEC’s website at www.sec.gov or from the offices of H.C. Wainwright & Co., LLC by email at placements@hcwco.com or by phone at 646-975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About OpGen
OpGen, Inc. is harnessing the power of informatics and genomic analysis to provide complete solutions for patient, hospital and network-wide infection prevention and treatment.

OpGen, Acuitas, Acuitas Lighthouse and QuickFISH are registered trademarks of OpGen, Inc.

Forward-Looking Statements
This press release includes statements relating to the expected proceeds from the Company’s public offering, the closing of the offering and the Company's products and services. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contact:
Michael Farmer
Director, Marketing
240-813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investor Contact:
LHA Investor Relations
Kim Sutton Golodetz
212-838-3777
kgolodetz@lhai.com
or
Bruce Voss
310-691-7100
bvoss@lhai.com